UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2008

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported on May 19, 2008, the Company was unable to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 with the Securities and Exchange Commission.

As expected, on May 20, 2008, the Company received a Nasdaq Staff Determination letter notifying the Company that it has not complied with Nasdaq Marketplace Rule 4310(c)(14) because the Company has not timely filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 and that, as a result, the Company’s common stock is subject to delisting from The Nasdaq Stock Market. As previously disclosed, the Company intends to initiate the appeal process by requesting a hearing before the Nasdaq Listing Qualifications Panel. Under Nasdaq rules, a request for a hearing stays the delisting action pending the Nasdaq Listing Qualifications Panel’s decision. Accordingly, the Company’s common stock will remain listed on The Nasdaq Stock Market pending a listing determination by the Nasdaq Listing Qualifications Panel. The Company cannot provide any assurances that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

A copy of the press release announcing the Company’s receipt of the Nasdaq Staff Determination letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated May 23, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 27, 2008.

NEXCEN BRANDS, INC.

/s/ Kenneth J. Hall
By:	Kenneth J. Hall
Its:	Executive Vice President, Chief
Financial Officer and Treasurer